UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 275-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2022, Velodyne Lidar, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), pursuant to which the Company may offer and sell, from time to time through or to Oppenheimer as sales agent or principal, shares of its common stock, $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $100.0 million (the “Shares”). Any Shares offered and sold will be issued pursuant to its registration statement on Form S-3 (File No. 333-262657) declared effective by the Securities and Exchange Commission (the “SEC”) on May 11, 2022. The Company filed a prospectus supplement, dated June 15, 2022, with the SEC in connection with the offer and sale of the Shares pursuant to the Equity Distribution Agreement.

Sales of the Shares, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

Subject to the terms and conditions of the Distribution Agreement, Oppenheimer will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits the Company may impose pursuant to the terms of the Distribution Agreement). The Company is not obligated to make any sales of Shares under the Distribution Agreement and may terminate the Distribution Agreement at any time upon written notice. The Company will pay Oppenheimer a commission of 2.5% of the gross proceeds from each sale. The Company has provided Oppenheimer with customary indemnification and contribution rights. The Company will also reimburse Oppenheimer for certain specified expenses in connection with the Distribution Agreement.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, the Company’s counsel, regarding the validity of the Shares that will be issued pursuant to the Distribution Agreement is also filed herewith as Exhibit 5.1.

Item 8.01	Other Events.

Patent Infringement Complaint

On June 14, 2022, the Company filed a patent infringement complaint with the U.S. International Trade Commission (the “ITC”) against Ouster, Inc. (“Ouster”), requesting that the ITC institute an investigation under section 337 of the Tariff Act of 1930. The Company also filed a patent infringement complaint against Ouster in the U.S. District Court for the Northern District of California, seeking an injunction and monetary damages.

The Company’s complaint asks the ITC to investigate unlawful imports of Ouster lidar sensors that are alleged to infringe the Company’s patents relating to lidar technologies (U.S. Patents 7,969,558 and 9,983,297). The Company’s complaint requests that the ITC issue a limited exclusion order and a cease and desist order against Ouster and Ouster’s contract manufacturer, to bar the importation into the United States of Ouster’s rotational lidar devices, components, and products that are alleged to infringe the Company’s patents.

Earlier this year, the U.S. Court of Appeals for the Federal Circuit upheld the patentability of all claims in the Company’s pioneering 7,969,558 patent, (the “‘558 patent”). The ‘558 patent relates to a novel lidar-based 3D point cloud measuring system used in multiple industries and applications. The Company is focused on advancing its strong smart vision products to meet the large market needs of robotics, industrial, intelligent infrastructure, autonomous vehicles, and advanced driver assistance systems, and the Company’s patent portfolio protects the substantial investment it is making in these advances.

Withdrawal of Director Nominee

On June 14, 2022, Ms. Helen Pan informed the Company that she will be unable to serve on the Company’s Board of Directors (the “Board”), and accordingly Ms. Pan will not stand for election at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 16, 2022. As a result, Ms. Pan’s name has been withdrawn from nomination for election to serve as a Class II director. Ms. Pan’s decision is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board reduced its size to seven members and the number of Class II directors to two. As a result, the Board has determined that no other nominee for election at the Annual Meeting will be named in place of Ms. Pan. The remaining nominees named in the Company’s proxy statement to serve on the Board as a Class II director will continue to stand for election at the Annual Meeting.

Potential Antidilution Adjustments

The information set forth above under Item 1.01 is incorporated herein by reference.

The issuance of the Shares may trigger antidilution adjustments with respect to the warrant held by an affiliate of Amazon.com, Inc. (the “Amazon Warrant”). Pursuant to the terms thereof, an antidilution adjustment will be triggered if the Company issues any Shares at a consideration per share less than the prevailing exercise price, which was initially and remains $4.18 per share of Common Stock as of the date hereof, and such consideration per share is less than the closing price of the Common Stock on the immediately preceding trading day. In such an event, the number of warrant shares would increase by a ratio of the number of shares outstanding after such issuance to the number of shares outstanding that would have been outstanding after the issuance assuming the consideration per share had been equal to the closing price on the immediately preceding trading day and the exercise price would be correspondingly reduced to reflect the increase in warrant shares.

Based on the Company’s current intentions for selling the Shares under the Distribution Agreement, the Company does not currently expect antidilution adjustments under the Amazon Warrant to be materially dilutive to purchasers of Shares. For example, an issuance of 7,000,000 Shares at a price of $1.25 per share, assuming (1) the number of shares outstanding on the date of such issuance is 198,263,494, the number of shares of Common Stock outstanding as of March 31, 2022, and (2) the last sale price on the immediately preceding trading day was $1.30 per share, the last reported sale price of the Common Stock on June 14, 2022, and (3) the shares subject to the Amazon Warrant and exercise price thereof had not been theretofore adjusted, would result in:

•	an increase in the number of warrant shares from 39,594,032 to 39,646,033; and

•	a decrease in the exercise price from $4.18 per share to $4.17 per share.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Equity Distribution Agreement dated as of June 15, 2022, by and between Velodyne Lidar, Inc. and Oppenheimer & Co. Inc.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

Date: June 15, 2022	By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer